SECURITIES PURCHASE AND RESTRUCTURING AGREEMENT

This Securities Purchase and Restructuring Agreement (this "Agreement") is made as of July 31, 2009 by and among Lenco Mobile Inc., a Nevada corporation (the "Company"), Superfly Advertising, Inc. a Delaware corporation ("Superfly"), Michael Crow ("Crow"), Richard Berman ("Berman") and Agile Opportunity Fund, LLC, a Delaware limited liability company ("Agile" or the "Investor").

WHEREAS, Agile and Superfly are parties to that certain Securities Purchase Agreement dated January 16, 2009 (the "Superfly Agreement") pursuant to which Superfly issued Agile an Original Issue Discount Secured Promissory Note in the principal amount of $718,500 (the "Superfly Note");

WHEREAS, a subsidiary of the Company purchased certain assets of Superfly pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") dated as of February 28, 2009 by and among the Company, Superfly and Superfly Advertising Inc., an Indiana corporation;

WHEREAS, in connection with the sale of assets pursuant to the Purchase Agreement, the parties desire to restructure the indebtedness and obligations of Superfly to Agile, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.

Purchase and Sale of Securities; Closing

.

1.1

Sale and Issuance of Note; Issuance of Warrants

.

(a)

Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties set forth or referred to herein, the Company hereby agrees to issue to the Investor, at the Closing (as hereinafter defined), a Secured Convertible Promissory Note in the principal amount of $718,500, such Secured Convertible Promissory Note to be in the form attached hereto as Exhibit A (the "Note").  The Note, including accrued interest thereon, will be convertible into shares of Common Stock of the Company ("Common Stock").  The Note shall be secured by (i) a Security Agreement in the form annexed hereto as Exhibit C (the "Security Agreement"), by AdMax Media Inc., a Nevada corporation wholly owned by the Company ("AdMax") in favor of the Investor granting to the Investor a first priority security interest in the "Collateral" referred to therein; (ii) the Pledge Agreement by the Company in favor of the Investor in the form annexed hereto as Exhibit D-1 and the Pledge Agreement by Superfly in favor of Agile in the form annexed hereto as Exhibit D-2 (collectively, the "Pledge Agreements") and (iii) the guaranty of Crow, Berman and Superfly pursuant to a Guaranty Agreement substantially in the form of Exhibit E (the "Guaranty Agreement") guarantying all obligations under the Note and this Agreement.  The Note shall be issued in exchange for the Superfly Note which shall be deemed cancelled as of the Closing with no further action of the parties required, subject to the payments required pursuant to Section  below.  The existing Convertible Promissory Note No. 0209-1 by the Company in favor of Superfly dated February 28, 2009 in the principal amount of $625,000 shall also be deemed cancelled as of the Closing with no further action of the parties required.

(b)

As additional consideration to Agile hereunder, at the Closing, the Company shall pay Agile by wire transfer all accrued but unpaid interest on the Superfly Note as of the Closing and Superfly shall transfer to Agile 200,000 shares of Company Common Stock, duly endorsed for transfer.  By December 10, 2009, the Company shall pay Agile the $93,750.00 "original issue discount" amount under the Superfly Note.  In addition, Superfly hereby covenants and agrees to transfer to Agile up to an additional 300,000 shares of Company Common Stock issuable as follows: 100,000 shares on August 1, 2009 and 100,000 shares on the first day of each of the two subsequent months, unless and until all amounts due under the Note have been paid in full, pro-rated for any partial month in the event of a prepayment prior to the end of any given month.

(c)

In connection with the issuance of the Note hereunder and in addition thereto, the Company agrees to issue to the Investor, at the Closing: (i) 25,000 shares of Company Common Stock (the "Incentive Shares"); and (ii) a warrant to purchase an aggregate of 600,000 shares of the Company Common Stock in the form attached as Exhibit B hereto, with the exercise price subject to adjustment as provided therein (the "Warrant").  The Warrant shall be issued in exchange for the warrants previously issued by Superfly to Agile on or about January 16, 2009 which Superfly warrants shall be deemed cancelled as of the Closing with no further action of the parties required.  The existing Company warrant in favor of Superfly issued on February 28, 2009 shall also be deemed cancelled as of the Closing with no further action of the parties required.  The Note, the Incentive Shares and the Warrant are collectively referred to herein as the "Securities".

1.2

Closing

.  The closing of the transactions described herein shall take place at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP, legal counsel to Agile ("WBEMS"), 170 Old Country Road, Fourth Floor, Mineola, New York 11501, simultaneous with the execution hereof (the "Closing").  At the Closing, (a) the Company shall deliver to the Investor (i) the duly executed Note, (ii) a stock certificate representing the Incentive Shares, (iii) a wire transfer of all accrued and unpaid interest under the Superfly Note; and (iv) the duly executed Warrant, (b) AdMax shall execute and deliver the Security Agreement in favor of the Investor, (c) the Company and Superfly shall execute and deliver the Pledge Agreements in favor of the Investor in the forms of Exhibit D-1 and Exhibit D-2, respectively, (d) Crow, Berman and Superfly shall execute the Guaranty Agreement in favor of the Investor, (e) the Company and the Investor shall execute mutual releases in the form of Exhibit F-1, and (f) Superfly shall deliver to the Company the existing original Convertible Promissory Note No. 0209-1 and the original Company warrant for cancellation.  This Agreement, the Securities, the Security Agreement, the Pledge Agreements and the Guaranty Agreement, are referred to herein as the "Loan Documents").  Upon payment in full of the Note and delivery of all shares due to the Investor hereunder, the Investor on the one hand and Superfly, Crow and Berman on the other hand will execute general releases in favor of each other substantially in the form of Exhibit F-2.

1.3

Fees and Expenses

.  At the Closing, Superfly shall pay all the legal fees and expenses of Agile not to exceed $10,000.

1.4

Defined Terms Used in this Agreement

.  In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth below.

"Approvals" means, collectively, all actions, approvals, consents, waivers, exemptions, Orders, authorizations, registrations, declarations, filings and recordings.

"Business or Condition" of the Company means the business, operations, assets, properties, earnings, or condition (financial or other) of the Company.

"Common Stock" means the common stock of the Company, par value $0.001 per share.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Governmental Body" means any federal, state, municipal, local or other governmental department, commission, board, bureau, agency, instrumentality, political subdivision or taxing authority, of any country.

"Material Adverse Change; Material Adverse Effect; Materially Adverse" in, on or with respect to, the Company, shall mean a material adverse change in the Company's Business or Condition, a material adverse effect on the Company's Business or Condition or an event which is materially adverse to the Company's Business or Condition.

"Order" means any order, writ, injunction, decree, judgment, award, determination, direction or demand by a Governmental Body, arbitrator or court.

"Person" means any individual, corporation, association, partnership, joint venture, limited liability company, trust or estate, organization, business, government or agency or political subdivision thereof, or any other entity.

"Public Offering" means any offering by the Company of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any similar federal statute then in force.

"Sale of the Company" means either (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company or (ii) a transaction or series of transactions (including, without limitation, by way of merger, consolidation, or sale of equity) the result of which is that the holders of the Company's outstanding voting securities immediately prior to such transactions are after giving effect to such transactions no longer, in the aggregate, the "beneficial owners" (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting securities of the Company.

"Securities Act" means the Securities Act of 1933, as amended.

1.5

Beneficial Ownership Limitation

.

(a)

Notwithstanding anything to the contrary contained herein, at no time shall the Investor together with any "affiliates" of the Investor (as defined in the Exchange Act) "beneficially own" (as defined in the Exchange Act) in excess of Four and 99/100 percent (4.99%) of the outstanding shares of Common Stock of the Company.  Accordingly, the Investor may not convert any portion of the Note or exercise any of the Warrant owned by the Investor if, as a result of such conversion or exercise, the Investor (together with the Investor's affiliates) would beneficially own in excess of Four and 99/100 percent (4.99%) of the outstanding shares of Common Stock, inclusive of shares of Common Stock beneficially owned by the Investor and acquired other than through the conversion of the Note or exercise of the Warrant, without the prior written consent of the Company

(b)

To the extent that the limitation contained in this Section  applies, the determination of whether a Security is convertible or exercisable (in relation to other securities owned by the Investor) and which Security or portion thereof is convertible or exercisable shall be in the sole discretion of the Investor.  To ensure compliance with this restriction, the Investor will be deemed to represent to the Company each time it delivers a Notice of Exercise under the Warrant or Conversion Notice under the Note that it has not violated the restrictions set forth in this Section .  Upon the written request of the Investor, the Company shall within two business days confirm orally and in writing to the Investor the number of shares of Common Stock then outstanding.

2.

Representations and Warranties of the Company

.  The Company hereby represents and warrants to the Investor that:

2.1

Organization, Good Standing and Qualification

.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted or proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2

Capitalization

.  As of immediately prior to the Closing, the authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, of which 61,861,180 are issued and outstanding, 1,000,000 shares of Preferred Stock of which 100 shares designated as Series B Preferred Stock are issued and outstanding.  All of the outstanding shares of Common Stock have been duly authorized, are fully paid and non-assessable. Schedule 2.2 describes all securities exercisable or convertible into Common Stock and also identifies the stockholders of record and beneficially and the holders and amounts of all other outstanding securities of the Company and securities reserved for issuance immediately prior to consummation of the Closing, including, without limitation, any securities convertible or exchangeable into shares of Common Stock, in any such case in excess of five percent (5%) of the “fully-diluted” outstanding shares of Common Stock.  Except as set forth on Schedule 2.2, there are no options, warrants, subscriptions, conversion rights or securities exchange rights or other securities or other contractual rights outstanding which require, or give any person the right to require the issuance, delivery or sale (including the right of conversion or exchange) of any capital stock of the Company whether or not such rights are presently exercisable.

2.3

Authorization

.  All corporate action on the part of the Company and AdMax necessary for the authorization, execution and delivery of each of the Loan Documents to which it is a party and the authorization, issuance and delivery of the Securities has been taken and each of the Loan Documents, when executed and delivered by the Company or AdMax and assuming due execution and delivery by the Investor, shall constitute a valid and legally binding obligation of the Company or AdMax, as appropriate, enforceable against them in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4

Valid Issuance of Securities

.  The Securities when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

2.5

Consents and Approvals

.  Except for appropriate filings under applicable state and federal securities laws, no approval by, from or with and no other action in respect of, any Governmental Body or any other Person (including any trustee or holder of any indebtedness, securities or other obligations of the Company) is required (a) for or in connection with the valid execution and/or delivery by the Company of or the performance by the Company of its obligations under the Loan Documents or the consummation by the Company of the transactions contemplated thereby, including the offer, issuance, sale and delivery by the Company of the Securities, or (b) as a condition to the legality, validity or enforceability as against the Company of the Loan Documents.

2.6

Subsidiaries

.  Except as set forth on Schedule 2.7, the Company does not own or control, directly or indirectly, any interest in any other company or subsidiary and none of them is a participant in any joint venture, partnership or similar arrangement.

2.7

Financial Statements

.  The Company has made available to the Investor its financial statements (including balance sheet and income statement) as of December 31, 2008 as well as its financial statements as of March 31, 2009 (collectively, the "Financial Statements").  The Financial Statements have been prepared consistent with past practices and fairly present in all material respects the financial condition and operating results of the Company as of the dates and for the periods indicated therein.

2.8

Rights of Others Affecting the Transactions

.  There are no Persons with any preemptive rights to acquire any of the Securities that may be issued to the Investor pursuant to the Loan Documents.  No party other than the Investor has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Loan Documents.

2.9

Non Contravention

.  The execution and delivery of this Agreement and each of the other Loan Documents by the Company, the issuance of the Securities, and the consummation by the Company of the transactions contemplated by this Agreement and each of the other Loan Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the organizational documents of the Company as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

2.10

Absence of Litigation

.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Loan Documents. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

2.11

Absence of Events of Default

.  The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material agreement to which it is a party or by which its property is bound, and (ii) no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

2.12

No Undisclosed Liabilities or Events

.  To the best of the Company's knowledge, the Company has no liabilities or obligations other than those disclosed in the Loan Documents or Financial Statements or those incurred in the ordinary course of the Company's business since March 31, 2009, or which individually or in the aggregate, do not or would not have a Material Adverse Effect.  There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would change its organizational documents as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the Company's stockholders.

2.13

Fees to Brokers, Finders and Others

.  The Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Investor relating to this Agreement or the transactions contemplated hereby.  The Investor shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby.  The Company shall indemnify and hold harmless the Investor, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

3.

Representations and Warranties of the Investor

.  The Investor hereby represents and warrants to the Company that:

3.1

Authorization

.  The Investor has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by the Investor, assuming due execution and delivery by the Company, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

3.2

Accredited Investor

.  The Investor is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act, (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

3.3

Restricted Securities

.  The Investor understands, agrees and accepts that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (the "SEC") and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor further agrees that any sale of the Securities will be accomplished only in accordance with the Securities Act or the rules and regulations of the SEC adopted thereunder; all certificates representing the Securities will bear a standard form of investment legend; and the Securities will be the subject of a standard form of stop transfer order on the books and records of the Company and/or its transfer agent.

4.

Miscellaneous

.

4.1

Registration Rights

.  Each time the Company proposes to register any of its securities under the Securities Act whether for its own account or for the account of holders of its securities or both (except with respect to registration statements on Forms S-4, S-8 or any successor or similar form or “Rule 145” transactions), it shall include in the registration initiated by the Company all of the shares of Common Stock issued or issuable to the Investor hereunder or under the other Loan Documents, (collectively, "Registrable Stock").  If any particular registration to be effected pursuant to this Section 4.1 shall be, in whole or in part, an underwritten public offering of Common Stock for the account of the Company, the number of shares of Registrable Stock to be included in such an underwriting on behalf of the Investor may be reduced if, and to the extent that, the managing underwriter shall be of the opinion (a written copy of which shall be delivered to the Investor) that the inclusion of all of the shares of Registrable Stock requested to be included in such underwriting by the Investor would materially and adversely affect the marketing of the Common Stock to be sold by the Company under such registration statement.  The Company shall comply with all legal requirements to maintain “evergreen” any registration statement that includes any Registrable Stock for so long as any Warrants are outstanding or any Registrable Stock is outstanding that has not yet been sold thereunder.

4.2

Successors and Assigns

.  This Agreement may not be assigned by the Company without the prior written consent of the Investor.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  This Agreement may be assigned by the Investor without the prior consent of the Company.

4.3

Governing Law

.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.  Each of the parties hereto submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in federal or state courts located within the State of New York.

4.4

Counterparts

.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

4.5

Titles and Subtitles

.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6

Notices

.  Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications shall be:

If to the Investor:	Agile Opportunity Fund, LLC 1175 Walt Whitman Road, Suite 100A Melville, NY 11747 Attn: David Propis Facsimile: (631) 424-9010
With a copy to (which shall not constitute notice):
Westerman Ball Ederer Miller & Sharfstein, LLP 170 Old Country Road Mineola, NY 11501 Attn: Alan C. Ederer, Esq. Facsimile: (516) 622-9212
If to the Company:	Lenco Mobile Inc. 10409 Strathmore Drive Santee, CA 92071 Attn: Facsimile: (619) 890-8747
With a copy to (which shall not constitute notice):
Sheppard, Mullin, Richter & Hampton, LLP 12275 El Camino Real, Suite 200 San Diego, CA 92130 Attn: James A. Mercer III Facsimile: (858) 523-6705
If to Superfly, Crow or Berman:
Attn: Facsimile:
With a copy to (which shall not constitute notice):
Attn: Facsimile:

4.7

Reimbursement of Expenses

.  In any legal proceeding arising out of this Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to recover its expenses, including attorneys fees and costs, incurred in connection with the enforcement or protection of any rights under this Agreement.

4.8

Entire Agreement

.  This Agreement, together with the documents and exhibits referred to herein, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled unless specifically incorporated herein.  This Agreement may be modified or amended only with the written consent of all of the parties hereto.

4.9

Facsimile Signature

.  In the event that any signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have duly executed this Securities Purchase Agreement as of the date first written above.

LENCO MOBILE INC. By: Name: Title: Michael Crow Richard Berman
SUPERFLY ADVERTISING, INC. By: Name: Title:
AGILE OPPORTUNITY FUND, LLC By: AGILE INVESTMENTS, LLC, Managing Member By: Name: David I. Propis Title: Managing Member

[SIGNATURE PAGE TO SECURITIES PURCHASE
AND RESTRUCTURING AGREEMENT]

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EXHIBIT F-2